Trycera Financial Files Provisional Patent on User Controlled Alternative Credit Reporting Method

IRVINE, CA -- (Marketwire - February 22, 2011) - Trycera Financial, Inc. (OTCBB: TRYF), a diversified financial services company, today announced that it has filed a provisional patent with respect to its User Controlled Alternative Credit Reporting methods.

The provisional patent contains processes and infrastructure that enables prepaid debit cardholders to actively manage reportable trade lines for inclusion in their personal credit profiles. Coupled with budgeting software and other personal financial tools, this product development is aimed to help cardholders manage their personal financial matters.

Ray Smith, President and CEO of Trycera, stated: "We are pleased to have filed this provisional patent in support of our broader initiatives in helping educate and assist consumers in managing personal finances. Our current credit reporting system must be improved to include a more comprehensive evaluation of under-served market segments and we believe our User Controlled Alternative Credit Reporting product is a strong step forward."

ABOUT TRYCERA FINANCIAL, INC.

Trycera Financial, Inc. is a financial services company specializing in the delivery of prepaid card programs, prepaid card program management, alternative credit products and bill payment reporting. The Company also markets a diverse suite of personal financial management solutions and pay as you go services that give consumers the ability to have alternative credit references such as rent, utilities, insurance and wireless phone service payments reported with any application that requires a credit check and added to their credit scores. For more information, please visit the Company's web site at www.trycera.com.

FORWARD-LOOKING STATEMENTS

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995: with the exception of historical information, the statements set forth above include forward looking statements that involve risk and uncertainties. Actual results may differ materially from the results predicted and reported results should not be considered as an indication of future performance.

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